UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

DOUGLAS ELLIMAN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41054	87-2176850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(ZIP Code)

(305) 579-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Senior Secured Convertible Promissory Notes

On July 2, 2024, Douglas Elliman Inc. (the “Company”), Alter Domus (US) LLC, as collateral agent, and entities (the “Purchasers”) advised or managed by Kennedy Lewis Investment Management LLC (“KLIM”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, $50,000,000 aggregate principal amount of the Company’s newly issued senior secured convertible promissory notes due July 2, 2029 (the “Convertible Notes”) in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the sale of the Convertible Notes for general corporate purposes. The issuance and sale of the Convertible Notes contemplated by the Purchase Agreement (the “Closing”) were consummated on July 2, 2024 (the “Closing Date”).

The Convertible Notes bear interest at a rate of 7.0% per annum payable in cash, or, at the Company’s election, 8.0% per annum paid in kind, due semi-annually. The maturity date of the Convertible Notes is July 2, 2029.

The Purchasers have the right to elect at any time to convert the Convertible Notes into shares of the Company’s common stock, par value $0.01 (the “Common Stock”), at an initial conversion price equal to $1.50 per share of Common Stock, so long as the aggregate number of shares of Common Stock beneficially owned by such Purchaser (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Note. The Purchasers have the right to increase or decrease the Beneficial Ownership Limitation upon no less than 61 days’ prior written notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion. The initial conversion price of the Convertible Notes represents a premium of approximately 19% to the last reported sale price of the Common Stock on the New York Stock Exchange on July 1, 2024. The conversion price will be subject to certain customary anti-dilution adjustments. Assuming the Convertible Notes are converted in full (without issuance of any make-whole shares), and based on the current number of shares of Common Stock outstanding, the Purchasers would beneficially own 26.7% of the shares of Common Stock outstanding on an as-converted basis.

The Convertible Notes are senior secured obligations of the Company and are guaranteed by certain of the Company’s direct and indirect subsidiaries (the “Subsidiary Guarantors”) and secured by first priority security interests in substantially all of the assets of the Company and the Subsidiary Guarantors, subject to customary exceptions.

On or after July 2, 2027, the Company will have the right to redeem up to one-third of the initial outstanding principal and capitalized interest of the Convertible Notes (the “Redemption Amount”) in cash if the last reported sale price of the Common Stock equals or exceeds 200% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) in a 30-day trading period. On or after January 2, 2028, the Company will have the right to redeem the Redemption Amount in cash if the last reported sale price of the Common Stock equals or exceeds 225% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) in a 30-day trading period. On or after July 2, 2028, the Company will have the right to redeem the Redemption Amount in cash if the last reported sale price of the Common Stock equals or exceeds 250% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) in a 30-day trading period. The Company may not redeem more than the Redemption Amount in any rolling six month period after July 2, 2027. In each case, such optional redemption would entitle the holder of the Convertible Notes to convert into shares of Common Stock calculated pursuant to a customary make-whole table prior to the applicable redemption date.

In the event of certain major transactions, the Company will be required to repay the Convertible Notes on the date on which such transaction occurs at a price equal to the greater of (i) the outstanding principal and capitalized interest on the Convertible Note plus a make-whole premium and (ii) the sum of (a) the fair market value of the as-converted amount of the Convertible Note for Common Stock plus (b) the fair market value of additional make-whole shares calculated pursuant to a customary make-whole table. In the event of a major transaction triggered by (i) the Common Stock or, following an earlier merger, consolidation or similar transaction, the equity securities of a successor entity, ceasing to be listed on a national trading market or (ii) the sale of the Company’s property management business, the Purchasers may decline to be repaid.

In addition, upon certain fundamental transactions that do not result in the foregoing major transactions, the right to convert the Convertible Notes into shares of Common Stock will be converted into the right to receive the shares of a successor entity, if any, or the Company and any additional consideration receivable as a result of such transaction.

The Purchase Agreement also contains certain affirmative and negative covenants (including restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or distributions, consummate investments and consummate certain affiliate transactions). In addition, pursuant to the Purchase Agreement, if the Company’s Consolidated Adjusted EBITDA (as defined in the

Purchase Agreement) for any two consecutive fiscal quarters from and after the fiscal quarter commencing July 1, 2024 is less than $0, the Company will be required to maintain Liquidity (as defined in the Purchase Agreement) of at least $20.0 million as of the end of each calendar month until such time as the Company’s Consolidated Adjusted EBITDA is greater than $0 at the end of any subsequent fiscal quarter.

The Convertible Notes provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest, breach of covenants or other agreements in the Purchase Agreement and Convertible Notes, certain bankruptcy or insolvency events, the failure of the Common Stock to be eligible for listing or quotation on a national trading market and the failure of the Company to file certain required reports under the Exchange Act of 1934, as amended (the “Exchange Act”). Upon an event of default, the holders of the Convertible Notes may declare the outstanding principal amount of the Convertible Notes plus accrued and unpaid interest immediately due and payable. In addition, after the occurrence of any Event of Default that results in the eventual acceleration of any Convertible Notes, such Convertible Notes bear an additional rate of interest equal to 1.0% per annum.

In addition, pursuant to the Purchase Agreement, KLIM is entitled to nominate one person (the “KLIM Designee”) to serve as a director on the board of directors of the Company (the “Board”) so long as the Initial Investors’ Ownership Percentage (as defined in the Purchase Agreement) is equal to or greater than 33.33%. Pursuant to the Purchase Agreement, the initial KLIM Designee is David K. Chene.

Registration Rights Agreement

On July 2, 2024, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing the Purchasers with registration rights in respect of the Common Stock issued or issuable upon conversion of the Convertible Notes. The Registration Rights Agreement requires, among other things, the Company to file a resale registration statement covering the Common Stock issued or issuable upon conversion of the Convertible Notes with the Securities and Exchange Commission (the “SEC”) within 45 days after the Closing Date.

Incorporation by Reference

The foregoing descriptions of the Purchase Agreement, the Notes and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On July 2, 2024, in connection with the transactions described in Item 1.01 above, the Company announced certain preliminary financial information as of and for the three months ended June 30, 2024. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Purchase Agreement and the Convertible Notes set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement, the Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The issuance of the Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes is being made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 2, 2024, effective immediately after Closing, the Board appointed David K. Chene and Patrick J. Bartels Jr. as Class III directors of the Board to hold office until the next election of Class III directors and until their successors shall have been duly elected and qualified or until their earlier death, resignation, removal, retirement or disqualification. Mr. Chene was appointed pursuant to the Purchase Agreement.

David Chene, age 45, co-founded Kennedy Lewis in 2017. Mr. Chene is a Co-Portfolio Manager and a Co-Managing Partner of Kennedy Lewis, and he Co-Chairs the Firm’s Investment Committee and Executive Committee. Mr. Chene was formerly a Managing Director with CarVal Investors, responsible for managing the US Corporate Securities business based in Minneapolis, from 2012 to 2016. Prior to his role in the US, he was Co-Head of CarVal’s European Corporate Securities business based in London. In both roles, he focused on special situations and distressed investments, including the firm’s global liquidations exposures and European financial investments. Before joining CarVal, Mr. Chene worked at Credit Suisse in London, running the firm’s European Distressed business, and was responsible for risk management across the firm’s European Leveraged Finance trading activities, from 2010 to 2012. Prior to Credit Suisse, Mr. Chene was a Senior Distressed Trader for Morgan Stanley in London, from 2009 to 2010. Prior to Morgan Stanley, Mr. Chene was a Research Analyst at DiMaio Ahmad Capital from 2003 to 2009, first in New York and then later as Head of the Firm’s Asian Platform, based in Singapore. Mr. Chene began his career at CIBC World Markets as a Research Analyst in its Leveraged Finance Investment Banking Division in New York, from 2001 to 2003.

Patrick J. Bartels Jr., age 48, is a senior investment professional with 25 years of experience and currently serves as the Managing Member of Redan Advisors LLC. His professional experience includes investing in complex financial situations in a broad universe of industries. Mr. Bartels has served as a director on numerous public and private boards of directors with an extensive track record of driving value added returns for all stakeholders through mergers and acquisitions, corporate finance and capital markets transactions, governance, incentive alignment, talent evaluation, cost rationalization. Mr. Bartels also currently serves on the board of directors of Pyxus International, Inc. (OTC Pink: PYX) and Marblegate Acquisition Corp. (Nasdaq: GATEU), as well as several private companies. Mr. Bartels previously served on the board of directors of View, Inc. (OTCMKTS: VIEWQ), Arch Resources, Inc. (NYSE: ARCH), AgileThought (Nasdaq: AGIL), Noble Corporation (NYSE: NE), Centric Brands Inc. (Nasdaq: CTRC), Grizzly Energy, LLC, f/k/a Vanguard Natural Resources, Inc. (NYSE: VNRR), WCI Communities, Inc. (NYSE: WCIC), B. Riley Principal Merger Corp. (NYSE: BRPM), B. Riley Principal Merger Corp. II (NYSE: BRPM), Trinity Place Holdings Inc. (Nasdaq: TPHS), Parker Drilling Corp. (NYSE: PDK), Monitronics International Inc. (OTC: SCTY) and Hexion Inc. (OTC: HXN). Prior to Redan Advisors, Mr. Bartels was a Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a certified public accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation.

Neither Mr. Chene nor Mr. Bartels have any family relationships with any of the executive officers or directors of the Company. Messrs. Chene and Bartels were not appointed pursuant to any arrangement or understanding between them and any other person. Other than pursuant to the Purchase Agreement as disclosed pursuant to Item 1.01 of this Form 8-K and incorporated herein by reference with respect to Mr. Chene, there are no transactions in which Messrs. Chene or Bartels have a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Messrs. Chene and Bartels will be eligible for the compensation provided to the Company’s other non-employee directors, which is summarized in Part III, Item 11, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Effective upon the Closing, Ronald J. Kramer and Lynn Mestel resigned from the Board and all committees thereof. The resignations did not result from any dispute or disagreement with the Company or the Board on any matter related to the operations, policies or practices of the Company.

Mark D. Zeitchick, an independent director, was appointed to the Audit Committee of the Board to fill the vacancy left by Ms. Mestel. Ms. Mestel also served on the Corporate Responsibility and Nominating Committee; Mr. Kramer served on the Compensation and Human Capital Committee.

Item 7.01.	Regulation FD Disclosure.

On July 2, 2024, the Company issued a press release regarding the issuance of the Convertible Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished with this Item 7.01 and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. These statements include, but are not limited to, statements regarding the issuance and sale of the Convertible Notes to the Purchasers and the impact of the investment on our operations. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue’” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar expressions are intended to identify forward-looking statements. The Company’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Purchase Agreement, dated July 2, 2024, by and among the Company, Alter Domus (US) LLC, as collateral agent, and the Purchasers named therein.

10.2*	Form of Convertible Promissory Note.

10.3	Registration Rights Agreement, dated July 2, 2024, by and among the Company and the Purchasers named therein.

99.1	Press Release issued on July 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Douglas Elliman Inc. (Registrant)

Date: July 2, 2024	By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President and Chief Financial Officer